EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

Stericycle Investor Relations 847-607-2012

Stericycle, Inc. Reports Results

For the Second Quarter 2019

LAKE FOREST, Ill., August 1, 2019 - Stericycle, Inc. (Nasdaq: SRCL) today reported results for the second quarter ended June 30, 2019 and updated guidance for the full year.

Revenues for the quarter were $845.8 million, a decrease of 4.2% from $883.3 million in the second quarter of last year.  Income from operations in the quarter was $25.3 million, compared to $62.4 million in the second quarter of last year. Net loss was $30.5 million, or $0.33 diluted loss per share, compared with net income of $26.6 million, or $0.31 diluted earnings per share, in the second quarter of last year.  Adjusted EBITDA was $137.7 million, or 16.3% of revenues, compared with $190.9 million, or 21.6% of revenues in the second quarter of last year.  Adjusted diluted earnings per share was $0.56, compared to $1.17 in the 2018 comparable period.

KEY BUSINESS HIGHLIGHTS:

•	Regulated Waste and Compliance Services (“RWCS”) grew organic revenues 1.4%, the first increase in two years.
•	Secure Information Destruction organic revenues, excluding sorted office paper (“SOP”), increased 4.3%.
•	The Company continued to make significant progress towards implementation of its global ERP system.

“We continue to make progress on key business priorities, including the development of our global ERP system and the overall transformation of the business,” said Cindy J. Miller, Chief Executive Officer. “We are encouraged by revenue growth in our core businesses this quarter which reflects the early impact of our quality of revenue initiatives. We were disappointed with our profitability, which was negatively affected by sorted office paper pricing and higher than expected costs.  Looking to the second half of 2019, we are acutely focused on key priorities to drive long-term growth and shareholder value.”

SECOND QUARTER FINANCIAL RESULTS

U.S. Generally Accepted Accounting Principles (GAAP) Results

•

Revenues for the quarter ended June 30, 2019 were $845.8 million, compared to $883.3 million in the second quarter of last year.  Macroeconomic factors, including the effect of foreign exchange rates and SOP pricing, reduced revenues by $20.6 million and $8.7 million, respectively.  Divestitures net of acquisitions reduced revenues by $10.6 million. Organic growth in Secure Information Destruction and RWCS was offset by lower SOP pricing and lower recall activity in Communication and Related Services.

•

Income from operations in the quarter was $25.3 million, compared to $62.4 million in the second quarter of last year.  This variance was primarily due to the flow through of SOP pricing and pricing pressure in RWCS and higher operating costs which increased as a percent of revenue, including third-party hazardous waste disposal and equipment maintenance and rental costs. Selling, general and administrative (“SG&A”) expenses as a percent of revenue were slightly favorable.

•

Net loss was $30.5 million, or $0.33 diluted loss per share, compared with net income of $26.6 million, or $0.31 diluted earnings per share, in the second quarter of last year, primarily due to operational factors described above and a one-time pre-tax charge of $26.7 million related to loss on early extinguishment of debt and related charges from the debt refinancing in the second quarter.

•

Cash flow from operations year to date was $71.0 million, compared to $231.0 million during the same period last year.  The decrease was primarily a result of the net loss for the period and a change in net working capital.  Capital expenditures year to date were $108.2 million, including $40.8 million for the ERP implementation, compared to $64.0 million last year, including $3.7 million associated with the ERP implementation.

Non-GAAP Results

•

Adjusted EBITDA was $137.7 million, compared to $190.9 million in the second quarter of last year.  This variance was primarily driven by macroeconomic factors impacting revenues and higher operating costs, including third-party hazardous waste disposal and equipment maintenance and rental costs discussed above, and higher SG&A expenses which increased as a percent of revenues and were primarily driven by higher bad debt expense, internal control investments, and a one-time insurance reserve.

•

Adjusted diluted earnings per share was $0.56, compared to $1.17 in the second quarter of last year, primarily due to macroeconomic factors and operating costs, higher interest expense and the absence of gains on share repurchases this quarter as compared to the second quarter of 2018.

•

Free cash flow inclusive of capital expenditures was an outflow of ($37.2) million dollars as a result of the net loss for the period, the expected increase in capital expenditures due to the ERP implementation and a change in net working capital.

NON-GAAP FINANCIAL MEASURES

Actual Non-GAAP financial measures are reconciled to the most comparable GAAP measures in the schedules attached hereto.

FINANCIAL GUIDANCE

Stericycle updated its financial guidance for the full-year 2019, as summarized in the table below.  The revised guidance reflects the significant decline in SOP pricing, the impact of foreign exchange rates, higher interest expense, and continuing cost pressures. The Company’s guidance is based on currently known items and certain business assumptions including current foreign exchange rates and estimates for

SOP pricing.  The guidance only includes acquisitions and divestitures that closed through the second quarter of 2019.

(In millions, except per share data)
Revenues	$3,345 - $3,405
Adjusted EBITDA(1) (2)	$575-$615
Adjusted diluted earnings per share (2)	$2.50 to $2.85
Capital expenditures	$170 - $190
(1)	Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) is Income from operations excluding certain adjusting items, Depreciation and Intangible Amortization.
(2)

Guidance presented is on an Adjusted (non-GAAP) basis because it is not possible to predict or provide without unreasonable effort a reconciliation reflecting the impact of future acquisitions, divestitures, certain litigation, settlements and regulatory compliance matters, business transformation, intangible amortization, operational optimization, certain other items or the impact of highly inflationary accounting on operations in Argentina or other unanticipated events, which would be included in reported (U.S. GAAP) results and could be material.

CONFERENCE CALL INFORMATION

The Company is holding a conference call today, August 1, 2019, at 8:00 a.m. central time.  Dial (888) 317-6003 in the U.S., (866) 605-3851 in Canada, or (412) 317-6061 if outside the U.S./Canada at least 10 minutes before the call begins.  Upon dialing the number, you will be prompted to enter the Elite Entry number 4668043.  Presentation materials will be posted prior to the conference call at http://investors.stericycle.com.  To listen to the webcast via the Internet or access an audio replay of the call, visit the Company’s investor relations site at http://investors.stericycle.com.

ABOUT STERICYCLE

Stericycle, Inc., (Nasdaq: SRCL) is a U.S. based business-to-business services company and leading provider of compliance-based solutions that protect people and brands, promote health and safeguard the environment.  Stericycle serves more than one million customers in all 50 U.S. states and 20 countries worldwide with solutions for regulated waste management, secure information destruction, compliance, customer contact, and brand protection.  For more information about Stericycle, please visit www.stericycle.com.

SAFE HARBOR STATEMENT

This document may contain forward-looking statements.  When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements.  Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of our management about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements.  Factors that could cause such differences include, among others, SOP pricing volatility, foreign exchange rate volatility in the jurisdictions in which we operate, the volume and size of any recall events, changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, the level of government enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, decreases in the volume of regulated wastes or personal and confidential information collected from customers, the ability to implement our ERP system or execute on Business Transformation initiatives and achieve the anticipated benefits and cost savings, charges related to the portfolio rationalization strategy or the failure of this strategy to achieve the desired results, failure to consummate strategic alternative transactions with respect to non-core businesses, the obligations to service substantial indebtedness and comply with the covenants and restrictions contained in our credit agreements and notes, a downgrade in our credit rating resulting in an increase in interest expense, political, economic, inflationary and other risks related to our foreign operations, the outcome of pending or future litigation or investigations including with respect to the U.S. Foreign Corrupt Practices Act, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, failure to maintain an effective system of internal control over financial reporting, delays or failures in implementing remediation efforts with respect to existing or future material weaknesses, disruptions in or attacks on information technology systems, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q.  As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends.  We disclaim any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

STERICYCLE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(In millions, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change
Revenues	$845.8	$883.3	(4.2%)	$1,675.9	$1,778.3	(5.8%)
Cost of revenues	543.2	530.0	2.5%	1,076.2	1,066.5	0.9%
Gross profit	302.6	353.3	(14.4%)	599.7	711.8	(15.7%)
Selling, general and administrative expenses	277.3	290.9	(4.7%)	557.7	595.3	(6.3%)
Goodwill impairment	-	-	nm	20.9	-	nm
Income from operations	25.3	62.4	(59.5%)	21.1	116.5	(81.9%)
Interest expense, net	(33.6)	(24.6)	36.6%	(61.2)	(49.6)	23.4%
Loss on early extinguishment of debt	(23.1)	-	nm	(23.1)	-	nm
Other expense, net	(1.8)	(0.6)	nm	(4.0)	(0.6)	nm
(Loss) income before income taxes	(33.2)	37.2	(189.2%)	(67.2)	66.3	(201.4%)
Income tax benefit (expense)	3.0	(9.6)	(131.3%)	(0.6)	(16.2)	(96.3%)
Net (loss) income	(30.2)	27.6	(209.4%)	(67.8)	50.1	(235.3%)
Net (income) loss attributable to noncontrolling interests	(0.3)	0.1	nm	(0.5)	0.1	nm
Net (loss) income attributable to Stericycle, Inc.	(30.5)	27.7	(210.1%)	(68.3)	50.2	(236.1%)
Mandatory convertible preferred stock dividend	-	(8.3)	(100.0%)	-	(17.1)	(100.0%)
Gain on repurchase of preferred stock	-	7.2	(100.0%)	-	14.5	(100.0%)
Net (loss) income attributable to Stericycle, Inc. common shareholders	$(30.5)	$26.6	(214.7%)	$(68.3)	$47.6	(243.5%)
(Loss) earnings per common share attributable to Stericycle, Inc. common shareholders:
Basic	$(0.33)	$0.31	(206.5%)	$(0.75)	$0.56	(233.9%)
Diluted	$(0.33)	$0.31	(206.5%)	$(0.75)	$0.55	(236.4%)
Weighted average number of common shares outstanding:
Basic	91.0	85.6		90.9	85.6
Diluted	91.0	85.8		90.9	85.8

nm - percentage change not meaningful

STATISTICS - U.S. GAAP AND ADJUSTED MEASURES

	Three Months Ended June 30,				Six Months Ended June 30,
	2019		2018		2019		2018
		% of Revenue		% of Revenue		% of Revenue		% of Revenue
Statistics - U.S. GAAP
Gross profit	$302.6	35.8%	$353.3	40.0%	$599.7	35.8%	$711.8	40.0%
Selling, general and administrative expenses	$277.3	32.8%	$290.9	32.9%	$557.7	33.3%	$595.3	33.5%
Income from operations	$25.3	3.0%	$62.4	7.1%	$21.1	1.3%	$116.5	6.6%
Effective tax rate	9.0%		25.8%		(0.9%)		24.4%
Statistics - Adjusted (1)
Adjusted gross profit	$304.8	36.0%	$353.3	40.0%	$605.5	36.1%	$711.8	40.0%
Adjusted selling, general and administrative expenses	$199.2	23.6%	$195.1	22.1%	$394.9	23.6%	$395.1	22.2%
Adjusted income from operations	$105.6	12.5%	$158.2	17.9%	$210.6	12.6%	$316.7	17.8%
Depreciation - cost of revenues	$26.4	3.1%	$26.0	2.9%	$52.3	3.1%	$50.2	2.8%
Depreciation - selling, general and administrative expenses	$6.5	0.8%	$6.7	0.8%	$12.4	0.7%	$13.3	0.7%
Intangible amortization	$36.9	4.4%	$32.9	3.7%	$74.7	4.5%	$64.8	3.6%
EBITDA	$95.1	11.2%	$128.0	14.5%	$160.5	9.6%	$244.8	13.8%
Adjusted EBITDA	$137.7	16.3%	$190.9	21.6%	$274.5	16.4%	$380.2	21.4%
Adjusted net income attributable to common shareholders	$51.2	6.1%	$106.1	12.0%	$102.8	6.1%	$216.2	12.2%
Adjusted effective tax rate	30.6%		25.7%		31.4%		25.1%
Adjusted diluted earnings per share	$0.56		$1.17		$1.13		$2.39
Adjusted diluted shares outstanding (2018 using if-converted method)	91.1		90.5		91.0		90.6

(1)

Adjusted financial measures are Non-GAAP measures and exclude adjusting items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Press Release.

STERICYCLE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	June 30,	December 31,
	2019	2018
ASSETS
Current Assets:
Cash and cash equivalents	$34.5	$34.3
Accounts receivable, net	613.7	599.6
Prepaid expenses	97.8	50.0
Other current assets	73.1	63.4
Total Current Assets	819.1	747.3
Property, plant and equipment, net	786.2	743.5
Operating lease right-of-use assets	393.2	-
Goodwill	3,195.1	3,222.2
Intangible assets, net	1,562.8	1,637.7
Other assets	113.3	104.8
Total Assets	$6,869.7	$6,455.5

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$117.3	$104.3
Bank overdrafts	2.2	14.8
Accounts payable	229.4	225.8
Accrued liabilities	303.8	340.8
Operating lease liabilities	89.5	-
Other current liabilities	42.0	47.5
Total Current Liabilities	784.2	733.2

Long-term debt, net	2,697.2	2,663.9
Long-term operating lease liabilities	317.2	-
Deferred income taxes	360.2	307.3
Long-term taxes payable	76.1	83.3
Other liabilities	72.6	70.7
Total Liabilities	4,307.5	3,858.4

Commitments and contingencies

Equity:
Common stock	0.9	0.9
Additional paid-in capital	1,192.8	1,162.6
Retained earnings	1,720.9	1,789.2
Accumulated other comprehensive loss	(356.6)	(365.3)
Total Stericycle, Inc.’s Equity	2,558.0	2,587.4
Noncontrolling interests	4.2	9.7
Total Equity	2,562.2	2,597.1
Total Liabilities and Equity	$6,869.7	$6,455.5

STERICYCLE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Six Months Ended June 30,
	2019	2018
OPERATING ACTIVITIES:
Net (loss) income	$(67.8)	$50.1
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation	64.7	63.5
Intangible amortization	74.7	64.8
Loss on early extinguishment of debt and related charges	26.5
Stock-based compensation expense	10.0	12.8
Deferred income taxes	12.8	(13.6)
Goodwill and other impairment charges and gains on divestiture of businesses, net	23.7	18.9
Other, net	0.9	(1.5)
Changes in operating assets and liabilities, net of the effect of acquisitions and divestitures:
Accounts receivable	(14.0)	(23.5)
Prepaid expenses	(22.4)	(2.6)
Accounts payable	3.6	13.8
Accrued liabilities	(50.6)	39.2
Other assets and liabilities	8.9	9.1
Net cash from operating activities	71.0	231.0
INVESTING ACTIVITIES:
Capital expenditures	(108.2)	(64.0)
Payments for acquisitions, net of cash acquired	(0.3)	(29.0)
Proceeds from divestiture of businesses	13.6	8.2
Other, net	1.8	1.4
Net cash from investing activities	(93.1)	(83.4)
FINANCING ACTIVITIES:
Repayments of long-term debt and other obligations	(21.1)	(29.8)
Net proceeds from (repayments of) foreign bank debt	4.5	(4.7)
Proceeds from Term Loan	365.0	-
Repayments of Term Loan	(23.8)	(23.8)
Proceeds from issuance of Senior Notes	600.0	-
Net proceeds from (repayments of) Senior Credit Facility	202.4	(59.3)
Repayments of private placement notes	(1,075.0)	-
Payments on early extinguishment of debt	(20.4)	-
(Repayments of) proceeds from bank overdrafts, net	(12.1)	0.2
Payments of capital lease obligations	(1.3)	(2.7)
Payments of debt issuance costs	(8.8)	-
Proceeds from issuance of common stock, net of shares withheld for tax	13.9	8.8
Payments for repurchase of mandatory convertible preferred stock	-	(14.8)
Dividends paid on mandatory convertible preferred stock	-	(17.1)
Net cash from financing activities	23.3	(143.2)
Effect of exchange rate changes on cash and cash equivalents	(1.0)	(1.6)
Net change in cash and cash equivalents	0.2	2.8
Cash and cash equivalents at beginning of period	34.3	42.2
Cash and cash equivalents at end of period	$34.5	$45.0

SUPPLEMENTAL CASH FLOW INFORMATION:
Net issuances of obligations for acquisitions	$0.3	$21.7
Capital expenditures in accounts payable	$30.6	$5.5
Interest paid during the period, net of capitalized interest	$48.8	$42.5
Income taxes paid during the period, net of refunds	$6.5	$18.4
Free cash flow (1)	$(37.2)	$167.0

(1)	Free cash flow is calculated as Net cash flow from operating activities less Capital expenditures.

Table 1 – A: REVENUES CHANGES BY SERVICE AND GEOGRAPHY –

THREE MONTHS ENDED JUNE 30, 2019

	Three Months Ended June 30,
	In millions				Components of Change (%)
	2019	2018	Change ($)	Change (%)	Organic		Acquisitions	Divestitures	Foreign Exchange(3)
Revenues by Service
Regulated Waste and Compliance Services (1)	$475.0	$483.8	$(8.8)	(1.8%)	1.4%		0.1%	(0.5%)	(2.8%)
Secure Information Destruction Services	229.4	230.0	(0.6)	(0.3%)	0.5%	(4)	0.3%	–	(1.1%)
Communication and Related Services (2)	63.2	81.3	(18.1)	(22.2%)	(16.7%)		–	(5.0%)	(0.5%)
Manufacturing and Industrial Services	78.2	88.2	(10.0)	(11.3%)	(0.7%)		–	(5.7%)	(4.9%)
Total Revenues	$845.8	$883.3	$(37.5)	(4.2%)	(0.8%)		0.1%	(1.3%)	(2.2%)

Revenues by Geography
Domestic and Canada	$700.4	$711.7	$(11.3)	(1.6%)	(1.2%)	(5)	0.2%	(0.4%)	(0.2%)
International	145.4	171.6	(26.2)	(15.3%)	1.1%		–	(5.3%)	(11.1%)
Total Revenues	$845.8	$883.3	$(37.5)	(4.2%)	(0.8%)		0.1%	(1.3%)	(2.2%)

See footnote descriptions below Table 1 – C.

Table 1 – B: REVENUES CHANGES BY SERVICE AND GEOGRAPHY –

SIX MONTHS ENDED JUNE 30, 2019

	Six Months Ended June 30,
	In millions				Components of Change (%)
	2019	2018	Change ($)	Change (%)	Organic		Acquisitions	Divestitures	Foreign Exchange(3)
Revenues by Service
Regulated Waste and Compliance Services (1)	$944.2	$981.2	$(37.0)	(3.8%)	(0.3%)		0.1%	(0.5%)	(3.1%)
Secure Information Destruction Services	461.4	449.9	11.5	2.6%	2.4%	(6)	1.5%	–	(1.3%)
Communication and Related Services (2)	124.4	173.2	(48.8)	(28.2%)	(24.0%)		–	(3.5%)	(0.7%)
Manufacturing and Industrial Services	145.9	174.0	(28.1)	(16.2%)	(4.0%)		–	(7.3%)	(4.9%)
Total Revenues	$1,675.9	$1,778.3	$(102.4)	(5.8%)	(2.3%)		0.4%	(1.3%)	(2.6%)

Revenues by Geography
Domestic and Canada	$1,379.2	$1,426.4	$(47.2)	(3.3%)	(3.3%)	(7)	0.6%	(0.3%)	(0.3%)
International	296.7	351.9	(55.2)	(15.7%)	1.6%		–	(5.3%)	(12.0%)
Total Revenues	$1,675.9	$1,778.3	$(102.4)	(5.8%)	(2.3%)		0.4%	(1.3%)	(2.6%)

See footnote descriptions below Table 1 – C.

Table 1 – C: DISAGGREGATED REVENUES CHANGE

(In millions)
	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019
Organic (8)	$(6.3)	$(41.2)
Acquisitions	1.1	7.9
Divestitures	(11.7)	(23.6)
Foreign exchange	(20.6)	(45.5)
Total Change	$(37.5)	$(102.4)
(1)	Regulated Waste and Compliance Services consists of Medical Waste and Compliance Solutions and Hazardous Waste Solutions.

(2)	Communication and Related Services consists of Communication Services and Expert Solutions.
(3)

The comparisons at constant currency rates (foreign exchange) reflect comparative local currency balances at prior period’s foreign exchange rates.  Stericycle calculated these percentages by taking current period reported Revenues less the respective prior period reported Revenues, divided by the prior period reported Revenues, all at the respective prior period’s foreign exchange rates.  This measure provides information on the change in Revenues assuming that foreign currency exchange rates have not changed between the prior and the current period.  Management believes the use of this measure aids in the understanding of changes in Revenues without the impact of foreign currency.

Organic percentage change for Secure Information Destruction Services includes the impact of SOP price movements.

(4)	Excluding SOP price impact, organic percentage change is 4.3% for the three months ended June 30, 2019 (see Table 1-A).
(5)	Excluding SOP price impact, Domestic and Canada organic percentage change is (0.2%) for the three months ended June 30, 2019 (see Table 1-A).
(6)	Excluding SOP price impact, organic percentage change is 3.1% for the six months ended June 30, 2019 (see Table 1-B).
(7)	Excluding SOP price impact, Domestic and Canada organic percentage change is (3.1%) for the six months ended June 30, 2019 (see Table 1-B).
(8)	Excluding SOP price impact, organic revenue increased $1.1 million and decreased ($38.3) million for the three and six months ended June 30, 2019, respectively (see Table 1-C).

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Table 2-A: THREE MONTHS ENDED JUNE 30, 2019 AND 2018

(In millions, except per share data)
	Three Months Ended June 30, 2019
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations (b)	Net (Loss) Income Attributable to Common Shareholders (c)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$302.6	$277.3	$25.3	$(30.5)	$(0.33)
Adjustments:
Business Transformation (1)	-	(14.0)	14.0	10.5	0.12
Intangible Amortization (2)	-	(36.9)	36.9	28.0	0.31
Acquisition and Integration (3)	-	-	-	-	-
Operational Optimization (4)	2.2	(1.4)	3.6	2.9	0.03
Divestitures (5)	-	(4.9)	4.9	3.7	0.04
Litigation, Settlements and Regulatory Compliance (6)	-	(9.1)	9.1	7.4	0.08
Impairment (7)	-	(2.1)	2.1	2.0	0.02
Other (8)	-	(9.7)	9.7	7.4	0.07
Capital Allocation (9)	-	-	-	19.8	0.22
Adjusted Financial Measures (a)	$304.8	$199.2	$105.6	$51.2	$0.56

(In millions, except per share data)
	Three Months Ended June 30, 2018
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations (b)	Net Income Attributable to Common Shareholders (c)	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$353.3	$290.9	$62.4	$26.6	$0.31
Adjustments:
Business Transformation (1)	-	(21.8)	21.8	16.0	0.19
Intangible Amortization (2)	-	(32.9)	32.9	24.6	0.29
Acquisition and Integration (3)	-	(1.8)	1.8	1.6	0.02
Operational Optimization (4)	-	(7.0)	7.0	5.0	0.06
Divestitures (5)	-	(13.0)	13.0	9.6	0.11
Litigation, Settlements and Regulatory Compliance (6)	-	(16.4)	16.4	12.2	0.14
Impairment (7)	-	-	-	-	-
Other (8)	-	(2.9)	2.9	2.2	0.02
Capital Allocation (9)	-	-	-	8.3	0.03
Adjusted Financial Measures (a)	$353.3	$195.1	$158.2	$106.1	$1.17

U.S. GAAP results for the three months ended June 30, 2019 and 2018 include:

(1) Business Transformation

2019: Selling, general and administrative expenses (“SG&A”) include $6.7 million of consulting and professional fees, $3.0 million of internal costs, $2.0 million of software usage/maintenance fees, $0.8 million of accelerated depreciation, and $1.5 million of other related expenses.

2018: SG&A includes $15.6 million of consulting and professional services, $3.0 million related to internal costs, $1.6 million related to exit costs – employee termination, $0.8 million of software usage/maintenance fees, and $0.8 million of other related expenses.

(2) Intangible Amortization

2019 and 2018: SG&A includes $36.9 million and $32.9 million, respectively, of intangible amortization expense from acquisitions.

(3) Acquisition and Integration

2019: Limited integration activity and we did not close any acquisitions during the second quarter of 2019.

2018: SG&A includes $2.4 million of acquisition expenses, offset by $0.5 million of net other integration credits, and a $0.1 million favorable change in the fair value of contingent consideration.  During the second quarter of 2018, we completed 6 acquisitions.

(4) Operational Optimization

2019: Cost of revenues (“COR”) includes $2.2 million of charges in the International Regulated Waste and Compliance Services (“RWCS”) reportable segment, of which a $1.9 million non-cash charge related to impairment of long-lived assets and $0.3 million related to closure and exit costs – other in the United Kingdom (“U.K.”).  SG&A includes $1.4 million of charges in the International RWCS reportable segment, of which $0.2 million related to employee termination, $0.4 million non-cash charge related to impairment of long-lived assets in Latin America, and $0.8 million of site closure costs in APAC.

2018: SG&A includes $2.0 million of charges in the Domestic and Canada RWCS reportable segment (of which $1.0 million related to  non-cash impairment charges for long-lived assets, $0.9 million related to improving operational efficiency such as optimizing overall logistics and sales functions primarily for Secure Information Destruction locations, and $0.1 million related to closure/consolidation of facilities in Canada), $4.0 million in the International RWCS reportable segment (of which $1.8 million non-cash charges related to impairment of long-lived assets and rationalization of a tradename and $2.2 million related to closure and exit costs), and $1.0 million of charges in All Other related to closure/consolidation of call centers in Domestic Communication and Related Services.

(5) Divestitures

2019: SG&A includes $4.9 million for consulting and professional fees associated with non-core portfolio rationalization efforts, mostly in the U.S.

2018: SG&A includes $6.9 million of non-cash impairment charges related to the change in fair value of assets held for sale in the U.S., $5.8 million of professional fees associated with non-core portfolio rationalization efforts in the U.S., and $0.3 million of non-cash asset impairment charges arising from changes in the fair value of assets sold in the U.K.

(6) Litigation, Settlements, and Regulatory Compliance

2019 and 2018: SG&A includes $9.1 million and $16.4 million, respectively, of legal, settlement and regulatory compliance expenses, consulting and professional fees related to certain litigation matters.

(7) Impairment

2019: SG&A includes $2.1 million related to non-cash impairment charges, of which $0.4 million related to long-lived assets in our Domestic and Canada RWCS reportable segment and $1.7 million related to permits and customer list in our International RWCS reportable segment.

(8) Other

2019: SG&A includes $9.7 million of consulting and professional services related to internal control remediation activities as well as the implementation of new accounting standards.  Other expense, net includes a foreign exchange loss of $0.2 million related to the re-measurement of net monetary assets held in Argentina as a result of its designation as a highly inflationary economy.

2018: SG&A includes $2.9 million of consulting and professional services related to the implementation of new accounting standards as well as internal control remediation activities.

(9) Capital Allocation

2019: Pre-tax loss on early extinguishment of debt of $23.1 million, comprising a make whole premium of $20.4 million, due under the terms of certain of the private placement notes, and $2.7 million related to unamortized debt issuance costs, associated with repayments of our private placement notes. We also incurred $0.2 million of debt modification charges associated with the execution of the Fourth Amendment, which are recorded in Interest expense, net and charges of $3.4 million related to the write-off of the unamortized portion of premiums associated with interest rate locks executed in connection with the issuance of certain of the private placement notes, which are recorded in Interest expense, net.  The impact of these items, net of tax, was $19.8 million.

2018: Includes dividends on our Series A mandatory convertible preferred stock of $8.3 million.

For the purpose of calculating the ultimate EPS impact, for the second quarter of 2018, of our mandatory convertible preferred stock we show the impact by excluding the mandatory convertible preferred stock dividend and using the “if-converted” method of share dilution.  This provides insight to how our diluted share count was affected by the potential conversion of the mandatory convertible preferred shares prior to their actual conversion in September 2018.

The impact of excluding the preferred stock dividend from Adjusted Diluted EPS was $0.10 for the second quarter of 2018.  The increase in diluted shares outstanding under the “if-converted” method was 4.8 million for the second quarter of 2018.  The impact of all adjusting items under the “if-converted” method to our Adjusted Diluted EPS has a dilutive effect of $0.07 for the second quarter of 2018.

(a) The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release.  Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability.  Additionally, the Company uses such Non-GAAP financial measures in evaluating business unit and management performance.  All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to, or calculated in the same manner as Non-GAAP financial measures published by other companies.

(b) Income from Operations and Adjusted Income from Operations provide the basis for other financial measures.

(c) Under the Net (Loss) Income Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $25.6 million and $24.6 million for the three months ended June 30, 2019 and 2018, respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis.

The following table presents a reconciliation of Income from Operations to Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA):

(In millions)
	Three Months Ended June 30,
	2019	2018
Income from operations	$25.3	$62.4
Depreciation	32.9	32.7
Intangible amortization	36.9	32.9
EBITDA	$95.1	$128.0

The following table presents the calculation of Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA):

(In millions)
	Three Months Ended June 30,
	2019	2018
Adjusted income from operations	$105.6	$158.2
Depreciation(1)	32.1	32.7
Adjusted EBITDA	$137.7	$190.9
(1)	Excludes depreciation charges of $0.8 million that are included in Business Transformation.

Table 2-B: SIX MONTHS ENDED JUNE 30, 2019 AND 2018

(In millions, except per share data)
	Six Months Ended June 30, 2019
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations (b)	Net (Loss) Income Attributable to Common Shareholders (c)	Diluted (Loss) Earnings Per Share (d)
U.S. GAAP Financial Measures	$599.7	$557.7	$21.1	$(68.3)	$(0.75)
Adjustments:
Business Transformation (1)	-	(34.5)	34.5	26.3	0.29
Intangible Amortization (2)	-	(74.7)	74.7	56.9	0.63
Acquisition and Integration (3)	-	(1.9)	1.9	1.5	0.02
Operational Optimization (4)	4.2	(3.0)	7.2	5.9	0.06
Divestitures (5)	-	(2.1)	2.1	0.2	-
Litigation, Settlements and Regulatory Compliance (6)	-	(18.9)	18.9	16.1	0.18
Impairment (7)	1.6	(2.1)	24.6	24.0	0.26
Other (8)	-	(25.6)	25.6	20.4	0.22
Capital Allocation (9)	-	-	-	19.8	0.22
Adjusted Financial Measures (a)	$605.5	$394.9	$210.6	$102.8	$1.13

(In millions, except per share data)
	Six Months Ended June 30, 2018
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations (b)	Net Income Attributable to Common Shareholders (c)	Diluted Earnings Per Share (d)
U.S. GAAP Financial Measures	$711.8	$595.3	$116.5	$47.6	$0.55
Adjustments:
Business Transformation (1)	-	(43.9)	43.9	32.4	0.38
Intangible Amortization (2)	-	(64.8)	64.8	48.3	0.56
Acquisition and Integration (3)	-	(5.9)	5.9	4.8	0.06
Operational Optimization (4)	-	(15.9)	15.9	11.6	0.14
Divestitures (5)	-	(17.1)	17.1	13.3	0.16
Litigation, Settlements and Regulatory Compliance (6)	-	(43.9)	43.9	32.5	0.38
Impairment (7)	-	-	-	-	-
Other (8)	-	(8.7)	8.7	6.6	0.07
Capital Allocation (9)	-	-	-	19.1	0.09
Adjusted Financial Measures (a)	$711.8	$395.1	$316.7	$216.2	$2.39

U.S. GAAP results for the six months ended June 30, 2019 and 2018 include:

(1) Business Transformation

2019: SG&A include $14.3 million of consulting and professional fees, $5.2 million of internal costs, $5.3 million related to exit costs - employee terminations, $6.4 million of software usage/maintenance fees, $0.8 million of accelerated depreciation, and $2.5 million of other related expenses.

2018: SG&A includes $33.8 million of consulting and professional services, $5.5 million related to internal costs, $2.1 million related to exit costs – employee termination, $1.4 million of software usage/maintenance fees, and $1.1 million of other related expenses.

(2) Intangible Amortization

2019 and 2018: SG&A includes $74.7 million and $64.8 million, respectively, of intangible amortization expense from acquisitions.

(3) Acquisition and Integration

2019: SG&A includes $1.8 million of acquisition expenses and $0.1 million of integration expenses related to acquisitions completed in the U.S.  During the first six months of 2019, we completed 1 acquisition.

2018: SG&A includes $4.1 million of acquisition expenses, $1.4 million of integration expenses mostly related to acquisitions completed in the U.S., and a $0.4 million unfavorable change in the fair value of contingent consideration.  During the first six months of 2018, we completed 15 acquisitions.

(4) Operational Optimization

2019: COR includes a $2.0 million non-cash impairment charge related to long-lived assets in our Domestic and Canada RWCS reportable segment and $2.2 million of charges in the International RWCS reportable segment, of which a $1.9 million non-cash charge related to impairment of long-lived assets and $0.3 million related to closure and exit costs – other in the U.K.  SG&A includes $0.1 million of charges in our Domestic and Canada RWCS reportable segment and $2.9 million of charges in the International RWCS reportable segment (of which $0.2 million related to employee termination, $0.4 million non-cash charge related to impairment of long-lived assets, $1.5 million of charges related to site clean-up costs in Latin America, and $0.8 million of site closure costs in APAC).

2018: SG&A includes $3.4 million of charges in the Domestic and Canada RWCS reportable segment (of which $1.0 million related to  non-cash impairment charges for long-lived assets, $2.3 million related to improving operational efficiency such as optimizing overall logistics and sales functions primarily for Secure Information Destruction locations, and $0.1 million related to closure/consolidation of facilities in Canada), $9.9 million in the International RWCS reportable segment (of which $6.5 million related to non-cash impairment charges related to long-lived assets, customer relationships, operating permits and rationalization of a tradename, $3.2 million related to closure and exit costs, and $0.2 million related to exit costs – employee termination), and $2.6 million of charges in All Other related to closure/consolidation of call centers in Communication and Related Services.

(5) Divestitures

2019: SG&A includes a $5.8 million gain on divestiture of a business in the U.K. and $7.9 million of consulting and professional fees associated with non-core portfolio rationalization efforts, mostly in the U.S.

2018: SG&A includes $6.9 million of non-cash asset impairment charges arising from changes in the fair value of assets held for sale in the U.S., $5.8 million of professional fees associated with non-core portfolio rationalization efforts in the U.S., and $4.4 million of non-cash impairment charges arising from changes in the fair value of assets sold in the U.K.

(6) Litigation, Settlements, and Regulatory Compliance

2019 and 2018: SG&A includes $18.9 million and $43.9 million, respectively, of legal, settlement and regulatory compliance expenses, consulting and professional fees related to certain litigation matters.

(7) Impairment

2019: COR includes $1.6 million related to non-cash impairment charges for software as a result of rationalization of applications primarily in All Other. SG&A includes $2.1 million related to non-cash impairment charges, of which $0.4 million related to long-lived assets in our Domestic and Canada RWCS reportable segment and $1.7 million related to permits and customer list in our International RWCS reportable segment.

We also recorded a non-cash goodwill impairment charge of $20.9 million related to our Latin America reporting unit.

(8) Other

2019: SG&A includes $25.6 million of consulting and professional services related to internal control remediation activities as well as the implementation of new accounting standards.  Other expense, net includes a foreign exchange loss of $1.3 million related to the re-measurement of net monetary assets held in Argentina as a result of its designation as a highly inflationary economy.

2018: SG&A includes $8.7 million of consulting and professional services related to the implementation of new accounting standards as well as internal control remediation activities.

(9) Capital Allocation

2019: Pre-tax loss on early extinguishment of debt of $23.1 million, comprising a make whole premium of $20.4 million, due under the terms of certain of the private placement notes, and $2.7 million related to unamortized debt issuance costs, associated with repayments of our private placement notes.  We also incurred $0.2 million of debt modification charges associated with the execution of the Fourth Amendment, which are recorded in Interest expense, net and charges of $3.4 million related to the write-off of the unamortized portion of premiums associated with interest rate locks executed in connection with the issuance of certain of the private placement notes, which are recorded in Interest expense, net.  The impact of these items, net of tax, was $19.8 million.

2018: Interest expense, net includes $2.7 million of pre-tax debt modification charges related to amending our credit agreements in connection with certain non-recurring matters.

2018 includes dividends on our Series A mandatory convertible preferred stock of $17.1 million.

For the purpose of calculating the ultimate EPS impact, for the first six months of 2018, of our mandatory convertible preferred stock we show the impact by excluding the mandatory convertible preferred stock dividend and using the “if-converted” method of share dilution.  This provides insight to how our diluted share count was affected by the potential conversion of the mandatory convertible preferred shares prior to their actual conversion in September 2018.

As a result of this conversion in September 2018, the preferred stock had no impact on Adjusted Diluted EPS or the diluted shares outstanding for the first six months of 2019.

The impact of excluding the preferred stock dividend from Adjusted Diluted EPS was $0.20 for the first six months of 2018.  The increase in diluted shares outstanding under the “if-converted” method was 4.8 million for the first six months of 2018.  The impact of all adjusting items under the “if-converted” method to our Adjusted Diluted EPS has a dilutive effect of $0.13 for the first six months of 2018.

(a) The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release.  Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability.  Additionally, the Company uses such Non-GAAP financial measures in evaluating business unit and management performance.  All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to, or calculated in the same manner as Non-GAAP financial measures published by other companies.

(b) Income from Operations and Adjusted Income from Operations provide the basis for other financial measures.

(c) Under the Net (Loss) Income Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $46.5 million and $51.4 million for the six months ended June 30, 2019 and 2018, respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis.

(d) EPS calculated on a quarterly basis, and, as such, the amounts may not total the calculated full-year EPS.

The following table presents a reconciliation of Income from Operations to Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA):

(In millions)
	Six Months Ended June 30,
	2019	2018
Income from operations	$21.1	$116.5
Depreciation	64.7	63.5
Intangible amortization	74.7	64.8
EBITDA	$160.5	$244.8

The following table presents the calculation of Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA):

(In millions)
	Six Months Ended June 30,
	2019	2018
Adjusted income from operations	$210.6	$316.7
Depreciation(1)	63.9	63.5
Adjusted EBITDA	$274.5	$380.2
(1)	Excludes depreciation charges of $0.8 million that are included in Business Transformation.